UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2005

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06      Material Impairments.

             On July 20, 2005, HF Financial Corp. (the “Company”) determined as doubtful as of June 30, 2005, certain loan participation interests (the “Loan Interests”) in the aggregate amount of $4.1 million that the Company’s wholly-owned subsidiary, Home Federal Bank (the “Bank”), owns as a participant in a loan (the “Loan”) to a certain borrower based in South Dakota (the “Borrower”).  The Bank is a participant in the Loan with several other banks.  The downgrade by the Company of the Loan Interests to doubtful causes the Loan Interests to be impaired and, accordingly, a material charge for impairment with respect to the Loan Interests is necessary under generally accepted accounting principles.

             In connection with such determination, the Company recorded a total impairment of approximately $1.8 million in provisions for loan losses as of June 30, 2005, relating to the Loan Interests.  This represents the Company’s best estimate of the necessary impairment based on information received to date.  At this time, and based on the information received to date, the Company is unable to estimate the amount or range of amounts of the additional impairment, if any, relating to the Loan Interests.

             Mid America Capital Services, a wholly-owned subsidiary of the Bank (“Mid America”), also has direct leases with the Borrower totaling $236,000.  On July 20, 2005, these leases were also determined as doubtful as of June 30, 2005.  A provision for the leases for $223,000 was recorded and the leases were charged down to expected collateral value as of June 30, 2005.

             The relationship between the Bank and the Borrower dates back to 1997.  The Loan and the leases had been performing until the past few months.  In June 2005, the Company was notified by the lead bank that the Borrower had recorded charge offs on its April 2005 financial statements for uncollectible customer contracts.  On June 20, 2005, the Borrower filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.  Based on such information, the Company determined as substandard the Loan Interests and leases and a loan loss provision was recorded based on the allowance for loan loss methodology in place.

             On July 8, 2005, the lead bank took control of the Borrower’s assets and ceased operations of the Borrower.  On July 12, 2005, the Bankruptcy Court dismissed the Borrower’s bankruptcy case.  In mid-July, the Company received new information from the lead bank regarding the value of the Borrower’s collateral securing the Loan.  This new information caused the Company to determine as doubtful the Loan Interests and the leases as of June 30, 2005.

             The Company is currently unable to estimate the out-of-pocket expenditures (including legal and accounting fees) it will incur in connection with the resolution of the Loan Interests and leases.  The actual amount of such expenditures will depend on the length of time, and number of hours of professional assistance required, to finally resolve all issues, the nature of the proceedings in which these issues are resolved, and other factors not susceptible to precise estimation.

Forward-Looking Statements

             This Form 8-K and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance.  In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others.  These forward-looking statements might include one or more of the following:

*                 Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, tax benefit or other financial items.

*                 Descriptions of plans or objectives of management for future operations, products or services, transactions and use of subordinated debentures payable to trusts.

*      Forecasts of future economic performance.

*      Descriptions of assumptions underlying or relating to such matters.

             Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

             Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions.  These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive developments (such as shrinking interest margins); deposit outflows; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; unexpected claims against the Company’s self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties.

                Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 22, 2005	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	July 22, 2005	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)